Exhibit 10.1
SETTLEMENT AGREEMENT AND
MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Agreement” or “Mutual Release”) entered into on November __, 2007, is by and between Texhoma Energy, Inc., a Nevada Corporation (“Texhoma,” and unless otherwise stated, the defined term Texhoma shall include any and all subsidiaries of Texhoma, including Texaurus Energy, Inc., a Delaware corporation) and Frank A. Jacobs, an individual (“Jacobs”) and Jacobs Oil & Gas Limited, a British Columbia corporation (“JOGL,” and collectively with Jacobs, the “Jacobs Parties”), Clover Capital, (“Clover”), Capersia Pte. Ltd., a Singapore company (“Capersia”), Peter Wilson, an individual (“Wilson”), and Sterling Grant Capital, Inc. a BC corporation (“SGC”) (collectively, Clover, Capersia, Wilson and SGC, the “Non- Jacobs Parties,” and with the Jacobs Parties (the “Interested Parties”, and individually, an “Interested Party”), each sometimes referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

1. Representations and Warranties of the Interested Parties:

1.1
Capersia entered into a Sale and Purchase Agreement with Texhoma on or about November 4, 2004, pursuant to which Texhoma purchased a 40% interest in Black Swan Petroleum Pty. Ltd., for 56,000,000 (post forward split) shares of Texhoma common stock, of which approximately 26,000,000 shares have been transferred and/or gifted to various parties, leaving an aggregate of 30,000,000 shares held in the name of Capersia as of the date of this Agreement (the “Capersia Shares”).

1.2
Jacobs was previously employed by Texhoma as a Director of Texhoma from approximately January 24, 2005, to June 14, 2007; as Chief Executive Officer of Texhoma from approximately April 12, 2006, to June 5, 2006, and from approximately May 17, 2007 to June 4, 2007; as Chief Financial Officer from approximately May 17, 2007 to June 14, 2007; and as Executive Chairman during the period from approximately January 24, 2005 to June 14, 2007 (collectively the “Employment”).

1.3	On or about March 24, 2006, Jacobs subscribed and paid cash for 7,500,000 shares of Texhoma’s common stock for aggregate consideration of $300,000 (the “Jacobs Shares”).

1.4
On or about October 19, 2006, during which time Jacobs served as Executive Chairman, Texhoma issued a Promissory Note to JOGL, an entity controlled by Jacobs in the amount of $493,643.77, which amount purportedly represented funds advanced to the Company by Jacobs and management fees owed to Jacobs (the “Jacobs Note”), a copy of which is attached hereto as Exhibit A.

1.5
On or around October 19, 2006, in security for the repayment of the Jacobs Note, Texhoma entered into a Security Agreement with Jacobs, attached hereto as Exhibit B, under which Security Agreement, Texhoma transferred 200,000 shares of the common stock of Morgan Creek Energy Corp. to Jacobs as security for the repayment of the Jacobs Note (the “Morgan Creek Shares”).

1.6	In April and May 2006, Texhoma issued an aggregate of 22,375,000 shares of its common stock to Lucayan Oil and Gas Investments, Ltd., a Bahamas corporation (the “LOGI Shares”).

1.7
On or about June 5, 2007, Texhoma entered into an Agreement with JOGL (the “Tolling Agreement,” attached hereto as Exhibit C, pursuant to which JOGL agreed that no interest would be due from Texhoma and/or accrue on the principal or accrued interest to date on the Jacobs Note for a period of one (1) year from the date of the Tolling Agreement and that JOGL would not try to collect the principal and/or accrued interest on such Jacobs Note for a period of one (1) year.

1.8
On or about June 5, 2007, several of Texhoma’s largest shareholders, including Capersia and Jacobs, entered into a Voting Agreement, whereby they agreed that until June 5, 2009, neither would vote any of the shares of common stock which they held for (i.e. in favor of) the removal of William M. Simmons or Daniel Vesco, Texhoma’s Directors, or for or against various other shareholder approvals as described in greater detail on the Voting Agreement, attached hereto as Exhibit D (the “Voting Agreement”).

1.9
The issuances of the Jacobs Shares, the Capersia Shares and the LOGI Shares (collectively the “Shares”), were validly issued, with approval by Texhoma’s Directors, fully paid and non-assessable upon their issuance  and the legal opinions previously provided for the sale or transfer of any such Shares pursuant to Rule 144 under the Securities Act of 1933, as amended, were compliant with Rule 144.

1.10	The Parties wish to enter into this Mutual Release to settle their disputes.

2. Settlement.

2.1
The Jacobs Parties agree that in consideration for Texhoma agreeing to the terms and conditions of Section 3.3 and Section 4.3, as well as the other terms and conditions contained herein (the “Jacobs Consideration”), that the Jacobs Parties agree to the terms and conditions of Section 3.1, Section 4.1 and Section 5, below, as well as the other terms and conditions contained herein.

2.2
The Non-Jacobs Parties agree that in consideration for Texhoma agreeing to the terms and conditions of Section 3.3 and Section 4.3, as well as the other terms and conditions contained herein (the “Non-Jacobs Consideration”), that the Non-Jacobs Parties agree to the terms and conditions of Section 3.2, Section 4.2 and Section 5, below, as well as the other terms and conditions contained herein.

2.3
Texhoma agrees that in consideration for the Interested Parties agreeing to the terms and conditions of Sections 3.1, 3.2, 4.1, 4.2 and Section 5, below, as well as the other terms and conditions contained herein (the “Texhoma Consideration”), that Texhoma agrees to the terms and conditions of Section 3.3 and 4.3, below, as well as the other terms and conditions contained herein.

2.4	The Jacobs Parties agree that they will receive valid consideration from the Jacobs Consideration.

2.5	The Non-Jacobs Parties agree that they will receive valid consideration from the Non-Jacobs Consideration.

2.6	Texhoma agrees that it will receive valid consideration from the Texhoma Consideration.

3. Settlement Terms.

3.1
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, the Jacobs Parties, for themselves, their agents, servants, attorneys, officers, directors, employees, successors and assigns, to the extent legally allowed, hereby covenant and agree as follows:

3.1.1
To return 5,000,000 of the Jacobs Shares to Texhoma for cancellation (and to provide Texhoma authority and consent and to execute any required documentation in connection with such authority and consent to affect such cancellation) promptly after the Parties entry into this Mutual Release (the “Jacobs Cancellation”), which will leave Jacobs with 2,500,000 shares of Texhoma’s common stock (the “Remaining Jacobs Shares”) and that neither of the Jacobs Parties shall have any claim to or interest in any of the Jacobs Shares, other than the Remaining Jacobs Shares, subsequent to such return and cancellation.

3.1.2
That in connection with the Parties entry into this Mutual Release, that any and all debt owed by Texhoma to the Jacobs Parties, which is known or unknown, accounted for or unaccounted for, will be forever discharged and forgiven, the result of which will be that following the Parties entry into this Mutual Release, Texhoma will owe no cash nor any other consideration to any of the Jacobs Parties, or to any of the Non-Jacobs Parties, including but not limited to Clover and Capersia.

3.1.3
That Texhoma shall owe Jacobs no rights to contribution and/or indemnification in connection with his service to Texhoma as an officer or Director and/or in connection with his service to Texaurus Energy, Inc., as   an officer or Director of such companies, following the Parties entry into this Mutual Release, for any matters, claims, or actions whatsoever, in connection with any cause of action, lawsuit, or complaint of any kind brought by any current or former shareholder of Texhoma or Texaurus, and/or current officer or Director of Texhoma or any regulatory board or commission.

3.1.4
That Jacobs will certify the accuracy and correctness of Texhoma’s yet to be prepared annual and interim financial statements and periodic reports, relating to the time periods of the Employment, in a form substantially similar to the SEC’s required (i) Certification Of Chief Executive Officer and Chief Financial Officer Pursuant To Section 302 of The Sarbanes-Oxley Act Of 2002 and Certification of Chief Executive Officer; and (ii) Certification of Chief Financial Officer Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002 (collectively the “Certifications”).

3.1.5
That Jacobs will certify the accuracy and correctness of Texhoma’s previously prepared and filed annual and interim financial statements and periodic reports, relating to the time period of the Employment, by executing the Certifications attached hereto as Exhibit E.

3.1.6
That neither of the Jacobs Parties has any interest in, claim to, or disagreement with the LOGI Shares, and neither of the Jacobs Parties will take any steps or actions to prevent the sale of or transfer of such LOGI Shares, inquire into the status of such shares and/or to purchase and/or finance such shares in the future, directly or indirectly.

3.1.7
Jacobs agrees to continue to assist Texhoma to the best of his ability and knowledge, as Texhoma may reasonably request in writing, with responses to any questions asked regarding Texhoma’s operations and/or financial statements.  Jacobs also agrees to use his best efforts to produce executed copies of any documents reasonably requested by Texhoma, concerning Texhoma’s prior operations, liabilities, financial statements or disclosure in its Securities and Exchange Commission filings, directly or indirectly.

3.1.8
Jacobs agrees that any and all stock options which were granted by Texhoma to Jacobs previously in connection with his Employment or otherwise have previously expired unexercised and that he holds no options or warrants in the common stock of Texhoma or Texaurus.

3.1.9
That the Voting Agreement shall remain in full affect and force following the Parties’ execution of this Mutual Release and be enforceable against Jacobs for and until the expiration of the term of such Voting Agreement.

3.1.10	Jacobs certifies that he does not control or have any participation, beneficial ownership in, and/or interest in any shares of Texhoma other than the Jacobs Shares.

3.1.11
That nothing in this Mutual Release shall be construed in any way to relate to the approval or validation of the consideration given for or the validity of the issuance of the Shares by Texhoma or its current officers and directors, and/or to the validity or approval of any legal opinions previously provided for the sale or transfer of any such Shares pursuant to Rule 144 under the Securities Act of 1933, as amended or otherwise, by Texhoma or its current officers and directors.

3.2
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, the Non-Jacobs Parties, for themselves, their agents, affiliates, servants, attorneys, officers, directors, employees, successors and assigns, to the extent legally allowed, hereby covenant and agree as follows:

3.2.1
That in connection with the Parties entry into this Mutual Release, that any and all debt owed by Texhoma to Clover or Capersia or any affiliated parties of Clover or Capersia, or any other of the Non-Jacobs Parties, which is known or unknown, accounted for or unaccounted for, will be forever discharged and forgiven, the result of which will be that following the Parties entry into this Mutual Release, Texhoma will owe no cash nor any other consideration to either Clover or Capersia, nor any other of the Non-Jacobs Parties.

3.2.2
That none of the Non-Jacobs Parties have any interest in, claim to, or disagreement with the LOGI Shares, and none  of the Non-Jacobs Parties will take any steps or actions to prevent the sale of or transfer of such LOGI Shares, inquire into the status of such shares and/or to purchase such shares, inquire into the status of such shares and/or to purchase and/or finance such shares in the future, directly or indirectly.

3.2.3	That the Voting Agreement shall remain in full affect and force and be enforceable against Capersia for and until the expiration of the term of such Voting Agreement.

3.2.4
Capersia agrees not to sell, gift or otherwise transfer an amount of the Capersia Shares in excess of 2% of Texhoma’s then outstanding shares of common stock, in any three (3) month period, until the second anniversary of the Parties entry into this Mutual Release, unless such transfer is pre-approved in writing by Texhoma in its sole discretion (the “Capersia Leak-Out”).  Capersia further agrees that Texhoma may require Capersia to have an additional restrictive legend placed on the Capersia Shares, evidencing and disclosing the terms of the Capersia Leak-Out, in Texhoma’s sole discretion and that Capersia will promptly comply with such additional legend requirement.

3.2.5
 That nothing in this Mutual Release shall be construed in any way to relate to the approval or validation of the consideration given for or the validity of the issuance of the Shares by Texhoma or its current officers and directors, and/or to the validity or approval of any legal opinions previously provided for the sale or transfer of any such Shares pursuant to Rule 144 under the Securities Act of 1933, as amended or otherwise, by Texhoma or its current officers and directors.

3.3
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, Texhoma, for itself, its agents, servants, attorneys, officers, directors, employees, successors and assigns, to the extent legally allowed, hereby covenants and agrees as follows:

3.3.1
Jacobs will retain the Remaining Jacobs Shares, Capersia will retain the Capersia Shares, and any previous assigns or transferees of the Jacobs Shares or the Capersia Shares, will retain such transferred or assigned shares, free and clear of any and all claims to such shares by Texhoma, other than the Capersia Leak-Out, described above.

3.3.2
Texhoma will release any and all claims to the Morgan Creek Shares and/or any additional shares of Morgan Creek Energy Corp., which Texhoma may have been due and/or be due as a result of any splits or shares distributions relating to the Morgan Creek Shares, and agrees that such Morgan Creek Shares shall be the sole property of Jacobs following the Parties entry into this Mutual Release, which Morgan Creek Shares were previously held by Jacobs in trust as collateral for repayment of the Jacobs Note.

4. Mutual Release.

4.1
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, each of the Jacobs Parties, for themselves, their officers, directors, agents, servants, representatives, successors, employees and assigns, hereby covenants and agrees as follows:

4.1.1
That each of the Jacobs Parties hereby releases, acquits and forever discharges Texhoma, its current and former agents, officers, directors, servants, attorneys, representatives, successors, employees and assigns (each a “Texhoma Party” and collectively the “Texhoma Parties”) from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which they ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, including without limitation, any presently existing claim or defense, whether or not presently asserted, suspected, contemplated or anticipated, arising from or relating to any Texhoma Party, the operations of Texhoma, and/or Texhoma in general, for or by reason of any matter, cause or thing whatsoever, including all obligations arising therefrom, and omissions and/or conduct of Texhoma or the Texhoma Parties, relating directly or indirectly thereto.

4.2
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, the Non-Jacobs Parties for themselves, their officers, directors, affiliates, agents, servants, representatives, successors, employees and assigns, hereby covenant and agree as follows:

4.2.1
That the Non-Jacobs Parties hereby release, acquit and forever discharge Texhoma, its current and former agents, officers, directors, servants, attorneys, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, , which they ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, including without limitation, any presently existing claim or defense, whether or not presently asserted, suspected, contemplated or anticipated, arising from or relating to any Texhoma Party, the operations of Texhoma, and/or Texhoma in general, for or by reason of any matter, cause or thing whatsoever, including all obligations arising therefrom, and omissions and/or conduct of Texhoma or the Texhoma Parties, relating directly or indirectly thereto.

4.3	In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, Texhoma, hereby covenants and agrees as follows:

4.3.1
That Texhoma hereby releases, acquits and forever discharges each of the Interested Parties, their current and former agents, officers, directors, servants, attorneys, representatives, successors, employees and assigns in their role with such entities limited only to such demonstrable capacities from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which they ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, including without limitation, any presently existing claim or defense, whether or not presently asserted, suspected, contemplated or anticipated, arising from or relating to the Capersia Shares, the Employment, the Jacobs Note, the Jacobs Shares, the Morgan Creek Shares, and the LOGI Shares (“Disputes”), for or by reason of any matter, cause or thing whatsoever, including all obligations arising therefrom, and omissions and/or conduct of any of the Interested Parties and/or their former or current agents, attorneys, servants, representatives, successors, employees, directors, officers and assigns, relating directly thereto in their role with such entities limited only to such demonstrable capacities in connection with the Disputes.

4.4
The Parties understand, acknowledge and agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases.  Similarly, the Parties agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered relating to the subject matter discussed above, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

5. Confidentiality and Non-Disclosure.

5.1	Confidentiality.

The Interested Parties hereby agree that the existence of this Mutual Release is and shall remain confidential and that any public announcement thereof, or Securities Exchange Commission report filed in connection therewith, in whatever timing or manner, shall be at the sole discretion of Texhoma.  The Interested Parties hereby also agree that the terms of the settlement described in this Mutual Release, and as such may have been previously discussed among the Parties, are and shall, at the discretion of Texhoma, remain confidential and the Interested Parties agree that such terms shall not be disclosed by the Interested Parties to any other person; provided, however, that any of the Interested Parties may disclose the terms of this Mutual Release (i) to its attorneys, accountants, senior managers or other professionals retained by the disclosing party for the purpose of rendering advice to the disclosing party as necessary to for fulfilling their obligations hereunder or filing tax returns so long as such persons are informed by the disclosing party as to the confidential nature of such information and are directed by the disclosing party to treat such information confidentially and to use it only in connection with their representation of the disclosing party; and (ii) pursuant to any legal process requiring such disclosure.  In the event that one of the Interested Parties is required by lawful order or subpoena to disclose any of the terms of this Mutual Release, said party must notify Texhoma of such order or subpoena immediately and prior to making any disclosures and shall provide Texhoma with the opportunity and cooperation necessary to object to, contest, or seek a protective order or other remedy concerning such disclosure.

5.2	Nondisparagement.

5.2.1
The Interested Parties agree that they will not say, write or cause to be said, disseminated, published, issued, communicated or written, any statement that may be considered defamatory, derogatory, or disparaging of Texhoma or any of Texhoma’s past, present, or future parents, subsidiaries, affiliates, officers, directors, trustees, employees, attorneys, investors, and agents, and its and their heirs, successors, assigns, representatives, and predecessors, individually and in their official capacities, except to the extent the same is a privileged communication under applicable law.

5.2.2
The Interested Parties agree that they will not say, write or cause to be said, disseminated, published, issued, communicated or written, any statement whatsoever, relating to Texhoma or any of Texhoma’s past, present, or future parents, subsidiaries, affiliates, officers, directors, trustees, employees, attorneys, investors, and agents, and its and their heirs, successors, assigns, representatives, and predecessors, individually and in their official capacities, to Laurus Master Fund, Ltd., any current, former or future affiliates of Laurus Master Fund, Ltd., any other former, current or future officers and directors of Texhoma, and/or any other former, current or future business partners or parties to any agreements whatsoever with Texhoma, without the prior written consent of Texhoma.

5.3	Damages.

5.3.1
The Interested Parties agree that upon any breach of this Section 5, by any Interested Party, whether intentional or unintentional, deliberate or accidental, for any reason whatsoever, such Interested Party will pay Texhoma liquidated damages in the amount of $25,000, per breach, which amount shall not be a penalty, but which amount the Interested Parties agree is a good faith estimate of the actual damages that will be caused to Texhoma by such breach by any Interested Party (the “Interested Party Liquidated Damages”). Each Interested Party further agrees that such Interested Party Liquidated Damages are reasonable.  The recovery of the Liquidated Damages shall not limit Texhoma’s (nor any other of the Texhoma Parties’) ability to pursue any cause of action, or obtain any other judgment, injunction or remedy, whatsoever, against any of the Interested Parties in connection with any such breach of this Section 5, and, all Parties agree that such Liquidated Damages shall be in addition to any remedy in law or equity.

6. Miscellaneous

6.1	No Other Cause of Action. The Parties are not aware of any claims not being released herein against them.

6.2
Capacity and Authorization.  The Parties to this Mutual Release further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.  Each individual signing this Mutual Release warrants and represents that he or she has the full authority and is duly authorized and empowered to execute this Mutual Release on behalf of the Party for which he or she signs.

6.3
Assignments.  The Interested Parties represent that they have not assigned, in whole or in part, any claims, demands and/or causes of action against Texhoma to any person or entity prior to their execution of this Mutual Release.

6.4	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

6.5	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

6.6
Binding Effect.  This Mutual Release shall be binding on and inure to the benefit of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

6.7	Modification. No modification or amendment of this Mutual Release shall be effective unless such modification or amendment shall be in writing and signed by all Parties hereto.

6.8
Entire Agreement.  This Mutual Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

6.9
Interpretation.  The interpretation, construction and performance of this Mutual Release shall be governed by the laws of the State of Texas.  Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

6.10	Faxed Signatures. For purposes of this Mutual Release a faxed signature shall constitute an original signature.

6.11
Execution.  This Mutual Release may be executed in several counterparts, each of which shall be deemed an original, and such counterparts taken together shall constitute but one and the same Mutual Release.  A photocopy of this Mutual Release shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Mutual Release as of the date first written above.

Texhoma Energy, Inc.

/s/ Frank A. Jacobs                                                                              /s/ Daniel Vesco
Frank A. Jacobs                                                                                  Daniel Vesco
 CEO

Jacobs Oil & Gas Limited                                                                 Texaurus Energy, Inc.
By: Texhoma Energy, Inc.
By: /s/ Frank A. Jacobs                                                                     Its: Sole Shareholder
Its: President and CEO                                                                        /s/ Daniel Vesco
Printed Name: Frank A. Jacobs                                                         Daniel Vesco
 CEO

Clover Capital                                                                                      Capersia Pte. Ltd.

By: /s/ Dr. Gerold Hoop                                                                       By: /s/ Richard Wilson
Its: Director                                                                                        Its: Directors Duly Authorized Signatory
Printed Name: Dr. Gerold Hoop                                                         Printed Name: Richard Wilson

Sterling Grant Capital, Inc.

By: /s/ Peter Wilson
Its: President                                                                                         /s/ Peter Wilson
Printed Name: Peter Wilson                                                                Peter Wilson

Exhibit E
CERTIFICATION OF FRANK A. JACOBS PURSUANT TO
SECTIONS 302 and 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Frank A. Jacobs, certify that:

1.            I have reviewed Texhoma Energy, Inc.’s (the “Company’s”) Annual Report on Form 10-KSB for the period ended September 30, 2005, which was filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2007, and the Company’s Quarterly Report on Form 10-QSB for the period ending December 31, 2005, filed with the SEC on September 11, 2007, the Company’s Quarterly Report on Form 10-QSB for the period ending March 31, 2006, filed with the SEC on October 2, 2007, and the Company’s Quarterly Report on Form 10-QSB for the period ending June 30, 2006, filed with the SEC on October 12, 2007 (collectively, the “Report”)’

2.             Based on my knowledge, the Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such Reports;

3.             Based on my knowledge, the financial statements, and other financial information included in the Reports, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in such Reports;

4.             I was responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company during the time periods of the Reports, and:

a)             Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed, to ensure that material information relating to the Company, including its consolidated subsidiaries, was made known within those entities, particularly during the period in which the Reports were prepared;

b)             Evaluated the effectiveness of the Company's disclosure controls and procedures and agree with the conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by the Reports, based on such evaluation; and

c)             Agree with the disclosure in the Reports, regarding any change in the Company's internal control over financial reporting that occurred during the time periods covered by the Reports that have materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

5.             I have disclosed, based on, my evaluation of internal control over financial reporting, to the Company:

a)             All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, which are present or were present during the time periods of the Reports; and

b)             Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

6.            I, Frank A. Jacobs, also certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Reports fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Reports fairly presents in all material respects the financial condition and results of operations of Texhoma Energy, Inc. as of the periods covered by the Reports.

The Company, and its officers, Directors, agents and representatives may rely on this certification letter. I personally, will jointly and severally indemnify the Company and hold the Company harmless from and against any and all loss damage, claim, liability and expense arising out of or resulting from the breach of any warranty, certification, representation or covenant herein.

______________________
Frank A. Jacobs

Date:__________________